AMENDED AND RESTATED OFFICE LEASE

9720 WILSHIRE

DUESENBERG INVESTMENT COMPANY, LLC,

a California limited liability company,

as Landlord,

and

FAT BRANDS INC.,

a Delaware corporation,

as Tenant.

TABLE OF CONTENTS

INDEX

Page(s)

Page(s)

Page(s)

9720 WILSHIRE BOULEVARD

AMENDED AND RESTATED OFFICE LEASE

This Amended and Restated Office Lease (the "**Lease**"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "**Summary**"), below, is made by and between DUESENBERG INVESTMENT COMPANY, LLC, a California limited liability company ("**Landlord**"), and FAT BRANDS INC., a Delaware corporation ("**Tenant**").

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION
1. Date:	November 18, 2019
2. Premises	
2.1 Building:	That certain office building located at 9720 Wilshire Boulevard, Beverly Hills, CA 90212.
2.2 Premises:	15,213 rentable square feet of space (the "**Premises**") consisting of (i) 2,915 rentable square feet of space, commonly known as Suite 210 (the "**Suite 210 Premises**"), located on the second (2nd) floor of the Building, (ii) 6,137 rentable square feet of space, commonly known as Suite 500 (the "**Suite 500 Premises**"), comprising the entirety of the rentable area, including the restrooms, on the fifth (5th) floor of the Building (the Suite 210 Premises and the Suite 500 Premises are collectively, the "**Original Premises**"), and (iii) 6,161 rentable square feet of space, commonly known as Suite 800 (the "**Additional Premises**"), comprising the entirety of the rentable area, including the restrooms, on the eighth (8th) floor of the Building, all as further set forth in **Exhibit A** to this Lease.
2.3 Project:	See Section 1.1.2 of this Lease.

3. Lease Term (Article 2).

3.1 Length of Term:

The length of the term of Tenant's lease of the Suite 210 Premises, the Suite 500 Premises and the Additional Premises shall each have separate terms as set forth below, and each term, as applicable, is a "**Lease Term**".

The Lease Term with respect to the Suite 210 Premises shall commence on the Original Premises Commencement Date and shall expire (unless earlier terminated pursuant to this Lease) on the Suite 210 Premises Expiration Date (defined in Section 3.3 of this Summary) (the "**Suite 210 Lease Term**").

The Lease Term with respect to the Suite 500 Premises shall commence on the Original Premises Commencement Date and shall expire (unless earlier terminated pursuant to this Lease) on the Suite 500/Additional Premises Expiration Date (defined in Section 3.3 of this Summary) (the "**Suite 500 Lease Term**").

The Lease Term with respect to the Additional Premises shall commence on the Additional Premises Commencement Date and shall expire (unless earlier teminated pursuant to this Lease) on the Suite 500/Additional Premises Expiration Date (the "**Additional Premises Lease Term**").

3.2 Lease Commencement Date:

Tenant's lease of the Original Premises and the Additional Premises shall commence separately, as set forth below and each date, as applicable, is a "**Lease Commencement Date**".

With respect to the Original Premises, the Lease Commencement Date shall be the date referenced in Section 1 above (the "**Original Premises Commencement Date**").

With respect to the Additional Premises, the Lease Commencement Date shall be the date

that is sixty (60) days following the date (the "**Delivery Date**") that Landlord delivers the Additional Premises to Tenant (the "**Additional Premises Commencement Date**").

3.3 Lease Expiration Date:

The Premises shall expire separately, as set forth below and each date, as applicable, is a "**Lease Expiration Date**".

With respect to the Suite 210 Premises, February 28, 2024 (also referred to herein as the "**Suite 210 Premises Expiration Date**").

With respect to the Suite 500 Premises and the Additional Premises, September 30, 2025 (also referred to herein as the "**Suite 500/Additional Premises Expiration Date**").

4. Base Rent (Article 3):

4.1 Amount Due:

Suite 210 Premises

Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
Original Premises Commencement Date – February 29, 2020	N/A	\$16,469.75	\$5.65
March 1, 2020 – February 28, 2021	\$204,544.28	\$17,046.19**	\$5.85*
March 1, 2021 – February 28, 2022	\$211,713.72	\$17,642.81**	\$6.05*
March 1, 2022 – February 28, 2023	\$219,123.72	\$18,260.31	\$6.26*
March 1, 2023 – February 29, 2024	\$226,793.04	\$18,899.42	\$6.48*

*The calculations of the Monthly Rental Rate per Rentable Square Foot of the Suite 210 Premises set forth above are approximate calculations based on a three and one-half percent (3.5%) increase per annum, rounded to the nearest one-hundredth of a dollar, and are provided for convenience only. The Monthly Base Rent and Annual Base Rent amounts set forth above shall control.

**Subject to the terms set forth in Section 3.2 below, the Base Rent for the Suite 210 Premises attributable to March, 2020 and March, 2021 shall be abated.

Suite 500 Premises

Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
Original Premises Commencement Date – April 30, 2020	N/A	$26,184.84	$4.78***
May 1, 2020 – April 30, 2021	$497,097.00	$41,424.75**	$6.75
May 1, 2021 – April 30, 2022	$516,980.88	$43,081.74	$7.02*
May 1, 2022 – April 30, 2023	$537,660.12	$44,805.01	$7.30*
May 1, 2023 – April 30, 2024	$559,166.52	$46,597.21	$7.59*
May 1, 2024 – April 30, 2025	$581,533.20	$48,461.10	$7.90*
May 1, 2025 – September 30, 2025	N/A	$50,399.54	$8.21*

*The calculations of the Monthly Rental Rate per Rentable Square Foot of the Suite 500 Premises set forth above are approximate calculations based on a four percent (4%) increase per annum, rounded to the nearest one-hundredth of a dollar, and are provided for convenience only. The Monthly Base Rent and Annual Base Rent amounts set forth above shall control.

**Subject to the terms set forth in Section 3.2 below, fifty percent (50%) of the Base Rent for the Suite 500 Premises attributable to June 2020 through November 2020 shall be abated.

***Based on the prior rentable square footage of 5,478.

Additional Premises

Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
Additional Premises Commencement Date – April 30, 2021	N/A	$42,510.90**	$6.90
May 1, 2021 – April 30, 2022	$530,536.08	$44,211.34	$7.18*
May 1, 2022 – April 30, 2023	$551,757.48	$45,979.79	$7.46*
May 1, 2023 – April 30, 2024	$573,827.76	$47,818.98	$7.76*
May 1, 2024 – April 30, 2025	$596,780.88	$49,731.74	$8.07*
May 1, 2025 – September 30, 2025	N/A	$51,721.01	$8.39*

*The calculations of the Monthly Rental Rate per Rentable Square Foot of the Additional Premises set forth above are approximate calculations based on a four percent (4%) increase per annum, rounded to the nearest one-hundredth of a dollar, and are provided for convenience only. The Monthly Base Rent and Annual Base Rent amounts set forth above shall control.

**Subject to the terms set forth in Section 3.2 below, fifty percent (50%) of the Base Rent for the Additional Premises attributable to the second (2nd) through seventh (7th) full calendar months of the Additional Premises Lease Term shall be abated.

4.2 Rent Payment Address: Duesenberg Investment Company, LLC
c/o Topa Property Group, Inc.
1800 Avenue of the Stars, Suite 650
Los Angeles, California 90067

5. Base Year (Article 4):

5.1 Operating Base Year (Section 4.2.1): Calendar year 2019 with respect to the Suite 210 Premises.

	Calendar year 2020 with respect to the Suite 500 Premises and the Additional Premises.
5.2 Tax Base Year (Section 4.2.1):	Calendar year 2019 with respect to the Suite 210 Premises.
	Calendar year 2020 with respect to the Suite 500 Premises and the Additional Premises.
6. Tenant's Share (Article 4):	5.97% with respect to the Suite 210 Premises, 12.2730% with respect to the Suite 500 Premises and 12.3210% with respect to the Additional Premises.
7. Permitted Use (Article 5):	General office use only, consistent with the character of the Building as a first-class office building.
8. Security Deposit (Article 21):	$119,081.53.
9. Parking Pass Ratio (Article 28):	A total of (i) nine (9) unreserved parking passes with respect to the Suite 210 Premises, (ii) eighteen (18) unreserved parking passes with respect to the Suite 500 Premises, of which Tenant shall have the obligation to rent from Landlord twelve (12) of such unreserved parking passes (the "**Suite 500 Must-Take Passes**"), and (iii) eighteen (18) unreserved parking passes with respect to the Additional Premises, of which Tenant shall have the obligation to rent from Landlord twelve (12) of such unreserved parking passes (the "**Additional Premises Must-Take Passes**"), all subject to the terms of Article 28 of this Lease.

10.	Address of Tenant (Section 29.18):	Fat Brands Inc. 9720 Wilshire Boulevard, Suite 500 Beverly Hills, California 90212 Attention: Andrew A. Wiederhorn
11.	Address of Landlord (Section 29.18):	Duesenberg Investment Company, LLC c/o Topa Property Group, Inc. 1800 Avenue of the Stars, Suite 650 Los Angeles, California 90067 Attention: Property Manager with a copy to: Duesenberg Investment Company, LLC c/o Topa Property Group, Inc. 1800 Avenue of the Stars, Suite 650 Los Angeles, California 90067 Attention: President and: Allen Matkins Leck Gamble Mallory & Natsis LLP 1901 Avenue of the Stars, Suite 1800 Los Angeles, California 90067 Attention: John M. Tipton, Esq.
12.	Brokers (Section 29.24):	First Property Realty Corporation (for Tenant) and CBRE, Inc. (for Landlord)
13.	Tenant Improvement Allowance (**Exhibit B**):	$184,470.00 (i.e., $15.00 per rentable square foot of the Suite 500 Premises and the Additional Premises).
14.	Refurbishment Allowance (Section 8.6 below):	$29,150.00 (i.e., $10.00 per rentable square foot of the Suite 210 Premises).

R E C I T A L S

A. Landlord and Tenant entered into that certain Office Lease dated November 10, 2016 (the "**Original Prior Lease**"), as amended by that certain First Amendment to Office Lease dated as of February 5, 2019 (the "**First Amendment**", and together with the Original Prior Lease, the "**Prior Lease**") whereby Landlord leases to Tenant and Tenant leases from Landlord the Original Premises.

B. Landlord and Tenant desire to extend the term of Tenant's lease of the Suite 500 Premises, to expand the Original Premises to include the Additional Premises and to enter into a new lease to consolidate the agreements governing Tenant's lease of each of the Original Premises (including Tenant's lease of the Suite 210 Premises during the Suite 210 Lease Term) and the Additional Premises, and therefore, desire to enter into this Lease. Accordingly, effective as of the Original Premises Commencement Date, (i) this Lease shall amend and restate the Prior Lease in its entirety, (ii) this Lease shall thereafter supersede the Prior Lease, except in connection with those certain obligations of Landlord and Tenant under the Prior Lease which (a) specifically survive the expiration or earlier termination of the Prior Lease (including, without limitation, the payment by Tenant of all amounts owed by Tenant under the Prior Lease, provided that any overpayment of rent or other amount by Tenant under the Prior Lease, if applicable, shall be applied to rent next due under this Lease), and/or (b) pertain to any period prior to the Original Premises Commencement Date, and (iii) all references in this Lease to the "Premises" shall be deemed to include both the Original Premises and the Additional Premises, unless expressly provided otherwise in this Lease.

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 **Premises, Building, Project and Common Areas.**

1.1.1 **The Premises.** Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "**Premises**"). The outline of the Premises is set forth in **Exhibit A** attached hereto and the Premises has approximately the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of **Exhibit A** is to show the approximate location of the Premises in the Building (as that term is defined in Section 1.1.2, below) only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the Common Areas (as that term is defined in Section 1.1.3, below) or the elements thereof or of the accessways to the Premises or the Project (as that term is defined in Section 1.1.2, below). Except as specifically set forth in the Tenant Work Letter attached hereto as **Exhibit B** (the "**Tenant Work Letter**") and subject to Landlord's obligations set forth in Article 7 of this Lease with respect to the condition and repair of the Base Building (as defined in Section 8.2 below), (i) Landlord and Tenant acknowledge that Tenant has been occupying the Original Premises pursuant to the terms of the Prior Lease, Tenant is fully aware of the condition of the Original Premises and Tenant shall continue to be in occupancy of and accept the Original Premises, the Building and the Project in their "AS-IS" condition as of the Original Premises Commencement Date and Landlord shall not be obligated to (a) provide or pay for any improvement work or services related to the improvement of the Original Premises, or (b) deliver the Original Premises to Tenant, and (ii) Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Additional Premises, and Tenant shall accept the Additional Premises in its "as-is" condition as of the Delivery Date. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business. The taking of possession of the Additional Premises by Tenant shall conclusively establish that the Additional Premises and the Building were at such time in good and sanitary order, condition and repair, subject to Landlord's obligations set forth in Article 7 of this Lease with respect to the condition and repair of the Base Building.

1.1.2 **The Building and The Project.** The Premises are a part of the building set forth in Section 2.1 of the Summary (the "**Building**"). The term "**Project**," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) at Landlord's reasonable discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project, provided that such addition shall not decrease the rights and/or increase the obligations of Tenant hereunder.

1.1.3 **Common Areas.** Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, including, without limitation, common plaza areas, parking areas or facilities, walkways, driveways, courtyards, corridors, lobbies, hallways, stairwells, elevators and common restrooms (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "**Common Areas**"). The Common Areas shall consist of the "**Project Common Areas**" and the "**Building Common Areas**." The term "**Project Common Areas**," as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term "**Building Common Areas**," as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that Landlord shall use commercially reasonable efforts to conduct such work in a manner designed to minimize any disruptions to Tenant's business operations or access to the Premises.

1.2 **Stipulation of Square Feet of Premises and Building**. For purposes of this Lease, the "rentable square feet" of the Premises shall be deemed to be as set forth in Section 2.2 of the Summary. Landlord and Tenant hereby acknowledge and agree that the Base Rent set forth in Section 4 of the Summary was calculated pursuant to the measurements of the Building and the Premises as set forth in Sections 2.1 and 2.2 of the Summary, and that such measurements shall not be subject to any re-measurement or recalculation during the initial applicable Lease Term.

ARTICLE 2

LEASE TERM; OPTION TERM

2.1 **In General**. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "**Lease Term**") shall be as set forth in Section 3.1 of the Summary, shall commence on the dates set forth in Section 3.2 of the Summary with respect to each of the Original Premises and Additional Premises, and shall terminate on the dates set forth in Section 3.3 of the Summary unless this Lease is sooner terminated as hereinafter provided. Tenant hereby acknowledges that the Additional Premises are currently occupied by another tenant of the Building. If Landlord is unable for any reason to deliver possession of the Additional Premises to Tenant on any specific date, then Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder. At any time during the applicable Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in **Exhibit C**, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall either (i) execute and return, or (ii) object in writing to Landlord, in either event within five (5) days of receipt thereof. If Tenant objects to Landlord's notice as provided in the preceding sentence, then Landlord and Tenant agree to work together in good faith to resolve any dispute regarding the information contained in such notice.

2.2 **Option Term**.

2.2.1 **Option Right**. Landlord hereby grants to the Tenant originally named in this Lease (the "**Original Tenant**") and any Permitted Transferee Assignee (as defined in Section 14.8 below) one (1) option to extend the initial Lease Term (which for purposes of this Section 2.2, shall be respect to the Suite 500 Premises and the Additional Premises only (collectively, the "**Option Premises**"), it being acknowledged that Tenant shall have no right to renew or extend the Suite 210 Premises) for a period of five (5) years (the "**Option Term**"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in monetary or material non-monetary default (beyond applicable notice and cure periods) under this Lease, and has not previously been in monetary or material non-monetary default (beyond applicable notice and cure periods) under this Lease more than once in the prior twenty-four (24) month period. Upon the proper exercise of the option to extend, and provided that, at Landlord's option, as of the end of the initial Lease Term, Tenant is not in default under this Lease, and Tenant has not previously been in default under this Lease more than once in the prior twenty-four (24) month period, the Lease Term, as it applies to the entire Option Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to the Original Tenant and any Permitted Transferee Assignee and may only be exercised by the Original Tenant or Permitted Transferee Assignee (and not any other assignee, or any sublessee or other transferee of Tenant's interest in this Lease) if the Original Tenant or any Permitted Transferee Assignee occupies at least seventy-five percent (75%) of the Option Premises.

2.2.2 **Option Rent**. The annual rent payable by Tenant during the Option Term (the "**Option Rent**") shall be equal to the Fair Market Rent (as defined below) for the Option Premises as of the commencement date of the Option Term. The "**Fair Market Rent**" shall be equal to the annual rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), taking into account all escalations, at which, as of the commencement of the Option Term, tenants are leasing non-sublease, non-encumbered, non-equity, non-expansion space comparable in size, location and quality to the Option Premises for a term comparable to the Option Term, in an arm's-length transaction, which comparable space is located in the Project or in the Comparable Buildings (as defined hereinbelow) and which comparable transactions (collectively, the "**Comparable Transactions**") are entered into within the six (6) month period immediately preceding Landlord's delivery of the Option Rent Notice (as defined in Section 2.2.3 below) taking into consideration only the following concessions (the "**Concessions**"): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Option Premises, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by Tenant based upon the fact that the precise tenant improvements existing in the Option Premises are specifically suitable to Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Option Rent, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant's exercise of its right to lease the Option Premises during the Option Term or in connection with the Comparable Transactions or the fact that landlords are or are not paying real estate brokerage commissions in connection with such

Comparable Transactions, and (ii) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Fair Market Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant's rent obligations in connection with Tenant's lease of the Option Premises during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). If in determining the Option Rent a tenant improvement allowance is granted under item (b) above, Landlord may, at Landlord's sole option, elect any or a portion of the following: (A) to grant some or all of the Concessions to Tenant in the form as described above (i.e., as free rent or as an improvement allowance), and (B) to adjust the rental rate component of the Option Rent to be an effective rental rate which takes into consideration the total dollar value of the Concessions (in which case the Concessions evidenced in the effective rental rate shall not be granted to Tenant). For purposes of this Lease, the term **"Comparable Buildings"** shall mean first class office buildings comparable to the building in size, amenities, services, age, quality of construction and exterior appearance, which office buildings are located within the "Beverly Hills Triangle" submarket in Beverly Hills, California.

2.2.3 **Exercise of Option(s)**. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than fourteen (14) months nor less than twelve (12) months prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option (**"Tenant's Interest Notice"**); (ii) Landlord, after receipt of Tenant's Interest Notice, shall deliver notice (the **"Option Rent Notice"**) to Tenant not less than eleven (11) months prior to the expiration of the initial Lease Term or the First Option Term, as the case may be, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the earlier of (A) the date occurring ten (10) months prior to the expiration of the initial Lease Term, and (B) the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.4 below. Time is of the essence with respect to the delivery of Tenant's Interest Notice and Tenant's exercise of the option (including any objection to the Option Rent set forth in the Option Rent Notice) set forth in this Section 2.2.

2.2.4 **Determination of Option Rent**. In the event Tenant timely and appropriately objects to the Option Rent set forth in the Option Rent Notice, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's objection to the Option Rent, (the **"Outside Agreement Date"**), then each party shall make a separate determination of the Option Rent within fifteen (15) days following the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.7 below.

2.2.4.1 Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of office space in the Comparable Buildings. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.

2.2.4.2 The two (2) arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third (3rd) arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

2.2.4.3 The three (3) arbitrators shall within thirty (30) days of the appointment of the third (3rd) arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent, and shall notify Landlord and Tenant thereof.

2.2.4.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

2.2.4.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

2.2.4.6 If the two (2) arbitrators fail to agree upon and appoint a third (3rd) arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third (3rd) arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of JAMS, but subject to the instruction set forth in this Section 2.2.4.

2.2.4.7 The cost of the arbitration shall be paid by Landlord and Tenant equally.

ARTICLE 3

BASE RENT

3.1 **In General**. Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the address set forth in Section 4.2 of the Summary, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check or wire transfer for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("**Base Rent**") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the applicable Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full calendar month of the Lease Term with respect to the Additional Premises shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the applicable Lease Commencement Date) falls

on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the applicable Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 **Abated Base Rent**. Subject to the terms of this Section 3.2, during (such periods of time are each a "**Base Rent Abatement Period**") (i) the calendar months of March 2020 and March 2021, Tenant's obligation to pay Base Rent otherwise due for the Suite 210 Premises shall be fully abated, (ii) the calendar months of June 2020 through November 2020, Tenant's obligation to pay Base Rent otherwise due for the Suite 500 Premises shall be abated by fifty percent (50%), and (iii) the second (2nd) through seventh (7th) full calendar months of the Additional Premises Lease Term, Tenant's obligation to pay Base Rent otherwise due for the Additional Premises shall be abated by fifty percent (50%). Such rights to abate Base Rent shall be referred to herein as the "**Base Rent Abatement**". Tenant acknowledges and agrees that during such Base Rent Abatement Period, such Base Rent Abatement shall have no effect on the calculation of any future increases in Base Rent payable by Tenant pursuant to the terms of this Lease, which increases shall be calculated without regard to such Base Rent Abatement. Tenant acknowledges and agrees that the foregoing Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the Base Rent and perform the terms and conditions otherwise required under this Lease. If Tenant shall be in monetary or material non-monetary default under this Lease, and shall fail to cure such monetary or material non-monetary default within the notice and cure period, if any, permitted for cure pursuant to this Lease or if this Lease is terminated for any reason other than Landlord's breach of this Lease, casualty or condemnation, then, in addition to any remedies Landlord may have under this Lease, Landlord, at its option, may elect any or all of the following remedies: (i) Tenant's right to receive the Base Rent Abatement under this paragraph shall automatically be deemed terminated and of no further force or effect, or (ii) the unexpired portion of the Base Rent Abatement Period as of such default or termination shall be moved to the end of the applicable Lease Term, and Tenant shall immediately be obligated to begin paying Base Rent at the full amounts of the monthly installments therefor set forth above. The foregoing Base Rent Abatement right set forth in this Section 3.2 shall be personal to the Original Tenant, and shall only apply to the Original Tenant (and not any assignee, or any sublessee or other transferee of the Original Tenant's interest in this Lease).

ARTICLE 4

ADDITIONAL RENT

4.1 **General Terms.** In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay Tenant's Share (as that term is defined in Section 4.2.7 of this Lease) of (i) the annual Operating Expenses (as that term is defined in Section 4.2.5 of this Lease) that are in excess of the amount of Operating Expenses applicable to the Operating Base Year (as that term is defined in Section 4.2.1, below), and (ii) the annual Tax Expenses (as that term is defined in Section 4.2.6 of this Lease) that are in excess of the amount of Tax Expenses applicable to the Tax Base Year (as that term is defined in Section 4.2.2 of this Lease); provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the

Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "**Additional Rent**", and the Base Rent and the Additional Rent are herein collectively referred to as "**Rent**." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the applicable Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the applicable Lease Term.

4.2 **Definitions of Key Terms Relating to Additional Rent.** As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 "Operating **Base Year**" shall mean the period set forth in Section 5.1 of the Summary.

4.2.2 "**Tax Base Year**" shall mean the period set forth in Section 5.2 of the Summary.

4.2.3 "**Direct Expenses**" shall mean "Operating Expenses" and "Tax Expenses."

4.2.4 "**Expense Year**" shall mean each calendar year in which any portion of the applicable Lease Term falls, through and including the calendar year in which the applicable Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.5 "**Operating Expenses**" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement (subject to exclusions as expressly provided below), restoration or operation of the Project, or any portion thereof, all as determined in accordance with sound real estate management and accounting principles, consistently applied. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord or the property manager of Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental

value of any amenity space serving the tenants of the Project and any management office space and the cost of furnishings in such amenity space and management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) payments or costs under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project, including, without limitation, any covenants, conditions and restrictions affecting the Project, reciprocal easement agreements affecting the Project, and any agreements with transit agencies affecting the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over such period of time as Landlord shall reasonably determine of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with governmentally mandated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any Applicable Laws (as that term is defined in Article 24 below), except for capital repairs, replacements or other capital improvements to remedy a condition existing prior to the commencement date of the Prior Lease which an applicable governmental authority, if it had knowledge of such condition prior to the commencement date of the Prior Lease and if such condition was not subject to a variance or a grandfathered/grandmothered code waiver exception, would have then required to be remedied pursuant to then-current Applicable Laws, in their form existing as of the commencement date of the Prior Lease; provided, however, that any such permitted capital expenditure shall be amortized with interest (at the Interest Rate (as defined in Article 25 below)) over reasonable useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles, consistently applied; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Tax Expenses; (xv) the cost of tenant relation programs reasonably established by Landlord; and (xvi) costs in connection with Other Improvements in accordance with Section 29.35 below. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including legal fees, space planners' fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any Common Areas);

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties

and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

(c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, and utility costs for which any tenant directly contracts with the local public service company;

(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager or Project engineer (however, personnel performing accounting work in connection with the operation and management of the Project shall not be excluded, irrespective of their rank or position);

(g) amount paid as ground rental for the Project by the Landlord;

(h) except for a Project management fee, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord (other than with respect to the parking facilities), provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(m) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(n) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(o) costs incurred to comply with Applicable Laws relating to the removal of hazardous material (as defined under Applicable Laws) which was in existence in the Building or on the Project prior to the commencement date of the Prior Lease, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

(p) costs that are reimbursed out of insurance, warranty or condemnation proceeds, or which are reimbursed by Tenant or other tenants other than pursuant to an expense escalation clause (except that any deductible amount under any insurance policy shall be included within Operating Expenses);

(q) costs directly incurred as a part of the original construction of the Building or in connection with a major change in the Building, such as adding or deleting floors;

(r) advertising expenditures;

(s) any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

(t) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Building;

(u) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis;

(v) any costs or expenses (including fines, interest, penalties and legal fees) arising out of Landlord's failure to timely pay Operating Expenses or Taxes;

(w) costs of correcting structural or other latent construction defects in the initial design and construction of the Building;

(x) fees payable by Landlord for management of the Project in excess of three percent (3.0%) of Landlord's gross rental revenues; and

(y) any above Building standard cleaning, including, but not limited to construction cleanup.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least ninety-five percent (95%) occupied during all or a portion of the Operating Base Year or any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Operating Base Year shall not include market-wide cost increases due to extraordinary circumstances, including, but not limited to, events of Force Majeure (as that term is defined in Section 29.16, below), boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements. In no event shall the components of Direct Expenses for any Expense Year related to Project insurance, security or utility costs be less than the components of Direct Expenses related to Project insurance, security or utility costs, respectively, in the Operating Base Year.

Landlord shall (i) not charge items to Operating Expenses that are otherwise also charged separately to others, and (ii) Landlord shall not collect Operating Expenses from Tenant and all other tenants/occupants in the Building in an amount in excess of what Landlord incurred for the items included in Operating Expenses; provided that the foregoing shall not exclude inclusion of management fees and other fees and expenses calculated as a percentage of Operating Expenses.

4.2.6 **Taxes**.

4.2.6.1 "**Tax Expenses**" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment,

apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.6.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("**Proposition 13**") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises. All assessments of Tax Expenses which may be paid in installments shall be paid by Landlord in the maximum number of installments permitted by Applicable Law and included in Tax Expenses in the year in which the assessment is actually paid; provided, however, that Landlord shall be obligated to continue such practice only for so long as, and to the extent that, such practice is consistent with the prevailing practice in Comparable Buildings.

4.2.6.3 Any actual, reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the applicable Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.6 (except as set forth in Section 4.2.6.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes

to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.7 "**Tenant's Share**" shall mean the percentage set forth in Section 6 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Building. In the event either the Premises and/or the Building is expanded or reduced, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

4.3 **Cost Pools.** Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the "**Cost Pools**"), in Landlord's reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants and the retail space tenants of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

4.4 **Calculation and Payment of Additional Rent.** If for any Expense Year ending or commencing within the applicable Lease Term, Tenant's Share of Operating Expenses and Tax Expenses for such Expense Year exceeds Tenant's Share of Operating Expenses and Tax Expenses applicable to the Operating Base Year and Tax Base Year, respectively, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the "**Excess**").

4.4.1 **Statement of Actual Direct Expenses and Payment by Tenant.** Landlord shall endeavor to give to Tenant on or before the last day of April following the end of each Expense Year, a statement (the "**Statement**") which shall state the Operating Expenses and Tax Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the applicable Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Excess (as that term is defined in Section 4.4.2, below). The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the applicable Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord such amount. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the applicable Lease Term.

4.4.2 **Statement of Estimated Direct Expenses.** In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "**Estimate Statement**") on or before the last day of January following the end of each Expense Year which shall set forth Landlord's reasonable estimate (the "**Estimate**") of what the total amount of Operating Expenses and Tax Expenses for the then-current Expense Year shall be and the estimated excess (the

"**Estimated Excess**") as calculated by comparing the Operating Expenses and Tax Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Operating Expenses and Tax Expenses for the Operating Base Year and Tax Base Year, respectively. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5 **Taxes and Other Charges for Which Tenant Is Directly Responsible**.

4.5.1 Tenant shall be liable for and shall pay prior to delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facilities; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6 **Landlord's Books and Records**. Within sixty (60) days after receipt of a Statement by Tenant, if Tenant disputes the amount of Direct Expenses set forth in the Statement,

an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records with respect to the Statement at Landlord's offices; provided that Tenant is not then in default under this Lease after notice and the expiration of any applicable cure periods and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant's agents must agree in advance to follow Landlord's reasonable rules and procedures regarding inspections of Landlord's records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant's failure to dispute the amount of Direct Expenses set forth in any Statement within sixty (60) days of Tenant's receipt of such Statement shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Direct Expenses, Landlord and Tenant shall meet in order to resolve the dispute. If Landlord and Tenant are unable to resolve the dispute, a determination as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "**Accountant**") selected by Landlord and subject to Tenant's reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. If such audit or review by the Accountant reveals that Landlord has overcharged or undercharged Tenant, then within thirty (30) days after the results of such audit, Landlord shall reimburse Tenant (or credit against Rent) the amount of the overcharge or Tenant shall pay the amount of the undercharge, as applicable. Tenant hereby acknowledges that Tenant's sole right to inspect Landlord's books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to Applicable Laws to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant. The rights to inspect Landlord's books and records set forth in this Section 4.6 above are personal to the Original Tenant and any Permitted Transferee Assignee, and may only be exercised by the Original Tenant or any Permitted Transferee Assignee (and not any other assignee, or any sublessee or other transferee of Original Tenant's interest in this Lease).

ARTICLE 5

USE OF PREMISES

5.1 **Permitted Use.** Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

5.2 **Prohibited Uses.** The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization providing services to the public; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; (vi) communications firms such as radio and/or television stations; or (vi) the sale, use, possession,

cultivation and/or distribution of marijuana (irrespective of whether or not permitted by Applicable Laws), or the sale, use, possession, cultivation and/or distribution of any other controlled substances (other than the individual use and possession of prescription medication legally prescribed by such individual's doctor). Tenant shall not allow occupancy density of use of the Premises which is greater than the average density of the other tenants of the Building. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in **Exhibit D**, attached hereto (the "**Rules and Regulations**"), or in violation of any Applicable Laws, including, without limitation, any such Applicable Laws relating to hazardous materials or substances, as those terms are defined by Applicable Laws. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project; provided that the same shall not (other than in a de minimis manner) (a) adversely affect Tenant's rights under this Lease, (b) adversely affect Tenant's use of the Premises for the Permitted Use, or (c) increase Tenant's monetary obligations under this Lease.

ARTICLE 6

SERVICES AND UTILITIES

6.1 **Standard Tenant Services.** Landlord shall provide the following services on all days (unless otherwise stated below) during the applicable Lease Term.

6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("**HVAC**") when necessary for normal comfort for normal office use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the "**Building Hours**"), except for the date of observation of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays (collectively, the "**Holidays**").

6.1.2 Landlord shall provide electricity to the Premises via the existing Building electrical systems (including adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and other equipment) for lighting and power suitable for normal general office use in accordance with Applicable Laws. As part of Operating Expenses, Landlord shall replace (as reasonably necessary) lamps, starters and ballasts for Building standard lighting fixtures within the Premises, provided that Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4 Landlord shall provide daily janitorial services to the Premises Monday through Friday, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other Comparable Buildings.

6.1.5 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours and shall have one elevator available at all other times, except on the Holidays.

6.1.6 Landlord shall provide nonexclusive freight elevator service subject to scheduling as reasonably approved by Landlord.

6.1.7 Except in the event of an emergency or as otherwise specifically required pursuant to Applicable Law or the terms of this Lease, Tenant shall be granted access to the Premises, the Building and the Building parking facility twenty-four (24) hours per day, seven (7) days per week, every day of the year, during the applicable Lease Term, subject to all Applicable Laws, Landlord's reasonable access control procedures, the Rules and Regulations and the terms of this Lease.

Tenant shall cooperate with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems. Tenant shall, at Tenant's sole cost and expense, install and otherwise ensure that any kitchen or kitchenette area located in the Premises, if any, is equipped with properly functioning floor drains and auto shut-off valves.

6.2 **Overstandard Tenant Use.** Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which machines, equipment and/or lighting are non-general office use quantities and/or configurations which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses electricity in excess of 3.0 watts per usable square foot of the Premises of low voltage power (120/280 volts), calculated on an average monthly basis for Building Hours, or if Tenant uses water, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, or if Tenant shall install and/or operate in the Premises any equipment which shall have an electrical consumption greater than that of normal general office equipment, or which, consistent with the practices of the landlords of comparable first class office buildings located in the vicinity of the Building, are considered to be high electricity consumption equipment, Tenant shall pay to Landlord, within thirty (30) days following billing with reasonable detail, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on

demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant's desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall promptly pay to Landlord, Landlord's standard charge for any services provided to Tenant which Landlord is not specifically obligated to provide to Tenant pursuant to the terms of this Lease.

6.3 **Interruption of Use.** Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable.

6.4 **Abatement of Rent**. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of any failure to provide services, utilities or access to the Premises to the extent Landlord is obligated to provide the same under this Lease (any such set of circumstances to be known as an "**Abatement Event**"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such notice or (the "**Eligibility Period**"), then the Base Rent and Tenant's Share of Direct Expenses, shall be abated or reduced, as the case may be, after the expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant

to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant's Share of Direct Expenses shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event. To the extent Tenant is entitled to abatement without regard to the Eligibility Period, because of an event described in Articles 11 or 13 of this Lease, then the Eligibility Period shall not be applicable. Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7

REPAIRS

Landlord shall maintain and keep in good repair and condition, the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, stairwells (excluding internal stairwells within tenants' premises), elevator cabs, plazas, pavement, sidewalks, curbs, entrances, landscaping, art work, sculptures, men's and women's public washrooms, Building mechanical, electrical and telephone closets, and all common and public areas (collectively, "**Building Structure**"), the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems and other building systems and equipment which were not constructed by, and are not for the exclusive use of, Tenant or Tenant Parties (as defined in Section 10.1 below) (collectively, the "**Building Systems**"). Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure and/or the Building Systems to the extent required because of (i) Tenant's use of the Premises for other than normal and customary business office operations, or (ii) the negligence or willful misconduct of Tenant or the Tenant Parties, unless and to the extent such damage is covered by insurance carried or required to be carried by Landlord pursuant to Article 10 (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the "**BS/BS Exception**"). Except as provided as part of Landlord's obligations set forth above or elsewhere in the Lease, Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including without limitation Article 8 hereof, keep the non-structural portions of the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the applicable Lease Term (but such obligation shall not extend to the Building Structure and the Building Systems, except pursuant to the BS/BS Exception). In addition, except as provided as part of Landlord's repair obligation set forth above or elsewhere in this Lease, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage

caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may in accordance with Article 27 below, but need not, make such repairs and replacements, and Tenant shall pay Landlord an oversight fee equal to five percent (5%) of the cost thereof and reimburse Landlord for Landlord's actual, out-of-pocket costs and expenses incurred by Landlord and arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall reasonably desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 **Landlord's Consent to Alterations.** Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "**Alterations**") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than twenty (20) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Subject to the terms of this Article 8 (including, without limitation, Landlord's prior written approval), Landlord acknowledges that Tenant may modernize and update the bathrooms located within the full floor portions of the Premises (i.e., the Suite 500 Premises and the Additional Premises) which work may include the replacement of fixtures (i.e., toilets, sinks, etc.). The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8. Notwithstanding anything to the contrary contained herein, Tenant may make cosmetic changes to the Premises, including, without limitation, painting and installation of carpeting (the "**Cosmetic Alterations**"), without Landlord's consent, provided that such alterations do not (i) affect the exterior appearance of the Building, (ii) affect the Base Building, (iii) require any building permit, (iv) unreasonably interfere with any other occupant's normal and customary office operation, (v) fail to comply with Applicable Laws, (vi) adversely affect the certificate of occupancy issued for the Building, or (vii) involve the expenditure of more than Twenty-Five Thousand Dollars ($25,000.00) in the aggregate during any twelve (12) month period. Tenant shall give Landlord at least thirty (30) days prior written notice of such Cosmetic Alterations, which notice shall be accompanied by reasonably adequate evidence that such changes meet the criteria contained in this Section 8.1.

8.2 **Manner of Construction.** Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials,

mechanics and materialmen selected by Tenant from a list provided and approved by Landlord, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the applicable Lease Term, and the requirement that all Alterations conform in terms of quality and style to the Building's standards established by Landlord (a current copy of which is attached hereto as **Exhibit E** and which may be subject to reasonable change from time to time). If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord's rules and regulations concerning such hazardous materials or substances. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all Applicable Laws. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all Applicable Laws and pursuant to a valid building permit, issued by the City of Beverly Hills, all in conformance with Landlord's construction rules and regulations (a current copy of which is attached hereto as **Exhibit F** and which may be reasonably revised from time to time). In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the Base Building, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "**Base Building**" shall mean the Building Structure and the Building Systems. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, subcontractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 **Payment for Improvements**. If payment is made directly to contractors, Tenant shall comply with Landlord's requirements for final lien releases and waivers pursuant to Applicable Law in connection with Tenant's payment for work to contractors. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an oversight fee equal to five percent (5%) of the cost of such work and reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work.

8.4 **Construction Insurance.** In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "**Builder's All Risk**" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant

to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 **Landlord's Property.** All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and any permanently affixed Alterations, improvements, equipment and/or appurtenances shall be and become the property of Landlord, except that Tenant may remove any movable fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to the condition existing prior to the installation of such Alterations. Furthermore, Landlord may, by written notice to Tenant prior to the end of the applicable Lease Term, or given following any earlier termination of this Lease (or, at the time Landlord consents to any such Alterations if Tenant requests Landlord's decision with respect to such removal), require Tenant, at Tenant's expense, to remove any Alterations or improvements in the Premises, and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises the condition existing prior to the installation of such Alterations. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and returns the affected portion of the Premises to the condition existing prior to the installation of such Alterations, then at Landlord's option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, or (B) Landlord may do so and may charge the actual out-of-pocket cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner to the extent relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises by or on behalf of Tenant, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

8.6 **Refurbishment Allowance**. Tenant, subject to the terms of this Section 8.6 below, shall be entitled to a one-time refurbishment allowance in the amount of $29,150.00 (i.e., $10.00 per rentable square foot of the Suite 210 Premises) in the aggregate (the **"Refurbishment Allowance"**) for the costs relating to the design and construction of Tenant's refurbishments, which are permanently affixed to the Suite 210 Premises (the **"Refurbishments"**). In no event shall Landlord be obligated to make disbursements pursuant to this Lease for costs that are unrelated to the Refurbishments nor for any Refurbishments in a total amount which exceeds the Refurbishment Allowance. Except as otherwise provided in this Section 8.6, Tenant (or Tenant's contractor) shall perform any Refurbishments at its sole cost and expense and in accordance with the terms of this Article 8 (including, without limitation, following Landlord's prior written consent and pursuant to plans approved by Landlord) and Article 9 below. Subject to the provisions of this Section 8.6 above, following the completion of the Refurbishments, Landlord shall deliver a check made payable to Tenant in payment for the applicable portion of the Refurbishment Allowance, provided that (i) if applicable, Tenant's architect (or contractor) delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Refurbishments has been completed, (ii) Tenant delivers to Landlord, if applicable, properly executed unconditional mechanic's lien releases in compliance with both California Civil Code

Section 8134 and Section 8138, (iii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building, and (iv) Tenant delivers to Landlord all invoices, marked as having been paid, from all general contractors, subcontractors, laborers, materialmen, and suppliers used by Tenant for labor rendered and materials delivered to the Suite 210 Premises in connection with the Refurbishments. Notwithstanding any provision to the contrary in this Lease, Tenant shall have the option to convert the amount of the Refurbishment Allowance, or any portion thereof, into an additional tenant improvement allowance to be applied to the Tenant Improvements (as defined in Section 2.1 of the Tenant Work Letter) in accordance with the terms of the Tenant Work Letter as if such amount were a part of the Tenant Improvement Allowance. In the event Tenant desires to exercise such option, Tenant shall provide written notice thereof to Landlord on or before the Allowance Deadline (as defined in Section 2.1 of the Tenant Work Letter), which notice shall contain the amount of the Refurbishment Allowance that Tenant desires to convert into an additional tenant improvement allowance (the "**Conversion Amount**"). Upon Landlord's receipt of such notice, (a) the amount of the Refurbishment Allowance shall be decreased by the Conversion Amount, and (b) the Tenant Improvement Allowance (as defined in Section 2.1 of the Tenant Work Letter) shall be increased by the Conversion Amount. Any unused portion of the Refurbishment Allowance remaining as of the Allowance Deadline shall remain with Landlord and Tenant shall have no further right thereto.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1 **Indemnification and Waiver.** Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its members, partners, subpartners and their respective officers, directors, agents, servants, employees, and independent contractors (collectively, "**Landlord Parties**") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except for personal injury or property damage claims to the extent arising from the gross negligence or willful misconduct of any Landlord Parties. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises, any violation of any Applicable Laws, including, without limitation, any environmental laws, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person (collectively, "**Tenant Parties**"), in, on or about the Project, or any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the express or implied invitation of Tenant (whether such injury or damage occurs in the Premises or in, on, or about the Project), or any breach of the terms of this Lease, either prior to, during, or after the expiration of the applicable Lease Term, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of any Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its reasonable costs and expenses incurred in such suit, including without limitation, its actual and reasonable professional fees such as appraisers', accountants' and attorneys' fees. Further, Tenant's agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant's indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 **Tenant's Compliance With Landlord's Fire and Casualty Insurance.** Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase.

10.3 **Tenant's Insurance.** Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising

out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and Property Damage Liability	\$5,000,000 each occurrence \$5,000,000 annual aggregate
Personal Injury Liability	\$5,000,000 each occurrence \$5,000,000 annual aggregate 0% Insured's participation

10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, and any other improvements which exist in the Premises as of the Original Premises Commencement Date or the Additional Premises Commencement Date (excluding the Base Building) (the "**Original Improvements**"), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.3.3 Worker's Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer's Liability with minimum limits of not less than \$1,000,000 each accident/employee/disease.

10.3.4 Business Income Interruption for one (1) year to reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.4 **Form of Policies.** The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, Landlord's lender, and any other party the Landlord so specifies, as an additional insured, including Landlord's managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall provide Landlord at least thirty (30) days' (or ten (10) days' with respect to non-payment of premium) prior written notice of any cancellation in coverage or reduction in coverage below the limits required hereunder. Tenant shall deliver said policy or policies or certificates

thereof to Landlord on or before the Original Premises Commencement Date and at least twenty (20) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the reasonable cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5 **Subrogation.** Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such loss is the result of a risk insurable under policies of property damage insurance. Notwithstanding anything to the contrary contained in this Lease, the parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.6 **Additional Insurance Obligations.** Landlord may require Tenant to obtain, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, but Landlord shall only be entitled to require such increased amounts and/or other coverages if they are not in excess of the amounts and types of insurance then being required by landlords of the Comparable Buildings.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 **Repair of Damage to Premises by Landlord.** Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other Applicable Laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the "**Landlord Repair Notice**") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord

exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, however, that if the damage or destruction is due to the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand) and there shall be no rent abatement. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2 **Landlord's Option to Repair; Tenant's Option to Terminate.** Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing (the "**Termination Notice**") of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment based upon an estimate ("**Repair Estimate**") from a licensed architect or contractor reasonably selected by Landlord, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered (other than deductible amounts) by Landlord's actual policies; or (iv) the damage is material and occurs during the last twelve (12) months of the Lease Term. Landlord shall provide the Repair Estimate to Tenant within sixty (60) days after the date of discovery of the damage. If Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above and the Premises is damaged such that it is untenable or the Building is damaged such that Tenant is deprived of reasonable access to the Premises, and the Repair Estimate indicates that the repairs cannot be completed within two hundred seventy (270) days after the damage or destruction is discovered (when such repairs are made without the payment of

overtime or other premiums), Tenant may, within thirty (30) days following Landlord's election not to terminate this Lease, elect to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than ninety (90) days after the date such notice is given by Tenant. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease.

11.3 **Waiver of Statutory Provisions.** The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any Applicable Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the applicable Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the applicable Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or

purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred twenty (120) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the applicable Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred twenty (120) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 **Transfers.** Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to individually as a "**Transfer**" and collectively as "**Transfers**" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "**Transferee**"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "**Transfer Notice**") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "**Subject Space**"), (iii) all of the material terms of the proposed Transfer and the consideration therefor, including calculation of the Transfer Premium (as that term is defined in Section 14.3 below) in connection with such Transfer, the name and address of the proposed Transferee, and an executed copy of all documentation

effectuating the proposed Transfer, including all operative documents to evidence such Transfer and all agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard Transfer documents in connection with the documentation of Landlord's consent to such Transfer, and provided further that the terms of the proposed Transfer shall provide that such proposed Transferee shall not be permitted to further assign or sublease its interest in the Subject Space and/or this Lease without Landlord's prior written consent (not to be unreasonably withheld, conditioned or delayed), and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit of the proposed Transferee and any other information reasonably required by Landlord which will reasonably enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fee up to $1,500.00 for each proposed Transfer, as well as any reasonable professional fees (including, without limitation, reasonable attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, not to exceed One Thousand Five Hundred and No/100 Dollars ($1,500.00) per each proposed Transfer in the ordinary course of business, within thirty (30) days after written request by Landlord. Landlord and Tenant hereby agree that, without limitation as to what is not "in the ordinary course of business", a proposed Transfer shall be deemed not "in the ordinary course of business" if such particular proposed Transfer involves the review of documentation by Landlord on more than two (2) occasions.

14.2 **Landlord's Consent.** Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Laws for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right);

14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee (a "**Transferee Affiliate**"), (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord (which for purposes of this item (ii) and (iii), below, shall be evidenced by the transmittal of one or more letters of intent, draft proposals or lease documents by the proposed Transferee or Transferee Affiliate to Landlord or Landlord to the proposed Transferee or Transferee Affiliate) to lease space in the Project at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice; or

14.2.8 The Transferee does not intend to occupy the entire Premises and conduct its business therefrom for a substantial portion of the term of the Transfer.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant's proposed subtenant or assignee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent.

14.3 **Transfer Premium.** If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from such Transferee in any particular calendar month. "**Transfer Premium**" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer,

(ii) any free base rent reasonably provided to the Transferee in connection with the Transfer (provided that such free rent shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), and (iii) any brokerage commissions in connection with the Transfer and (iv) legal fees reasonably incurred in connection with the Transfer. "**Transfer Premium**" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4 **Landlord's Option as to Subject Space.** Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space for the remainder of the applicable Lease Term in the event Tenant contemplates a Transfer to which, together with all prior Transfers then remaining in effect, would cause seventy-five percent (75%) or more of the Premises to be Transferred. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space and the prior Transfers as of the date stated in the Transfer Notice as the effective date of the proposed Transfer (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space (including the prior Transfers) under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

14.5 **Effect of Transfer.** If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit.

14.6 **Additional Transfers**. For purposes of this Lease, the term "**Transfer**" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (*i.e.*, whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7 **Occurrence of Default**. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in monetary or material non-monetary default under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 **Deemed Consent Transfers**. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant's stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord's consent under this Article 14 (any such assignee or sublessee described in items (A) through (D) of this Section 14.8 hereinafter referred to as a "**Permitted Transferee**"), provided that (i) Tenant notifies Landlord at least thirty (30) days prior to the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee as set forth above, (ii) Tenant is not in default, beyond the applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease,

(iii) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, (iv) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles ("**Net Worth**") at least equal to the greater of (1) the Net Worth of Original Tenant on the date of this Lease, and (2) the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease, (v) no assignment or sublease relating to this Lease, whether with or without Landlord's consent, shall relieve Tenant from any liability under this Lease, and (vi) the liability of such Permitted Transferee under either an assignment or sublease shall be joint and several with Tenant. An assignee of Tenant's entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a "**Permitted Transferee Assignee**." "**Control**," as used in this Section 14.8, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 **Surrender of Premises.** No act or thing done by either party or any agent or employee of either party during the applicable Lease Term shall be deemed to constitute an acceptance by either party of a surrender of the Premises unless such intent is specifically acknowledged a writing signed by both parties. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 **Removal and Restoration.** Upon the expiration of the applicable Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty and condemnation, and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions, cabling installed at or by the request of Tenant that is not contained in protective conduit or metal raceway and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Tenant shall also comply with its removal and restoration obligations set forth in Sections

8.5 and 29.32 of this Lease (with respect to Alterations and Lines) and Section 2.3 of the Tenant Work Letter (with respect to Above Standard Tenant Improvements) upon the expiration or earlier termination of this Lease.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the applicable Lease Term or earlier termination thereof, such tenancy shall be a tenancy at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of 150% of the Rent applicable during the last rental period of the applicable Lease Term under this Lease. Such tenancy shall be subject to every other applicable term, covenant and agreement contained herein. For purposes of this Article 16, a holding over shall include (i) Tenant's remaining in the Premises after the expiration or earlier termination of the applicable Lease Term, and/or (ii) Tenant's failure to timely comply with the removal and restoration provisions set forth in Sections 8.5, 15.2 and 29.32 of this Lease and Section 2.3 of the Tenant Work Letter. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. If Tenant holds over without Landlord's express written consent, and tenders payment of rent for any period beyond the expiration of the applicable Lease Term by way of check (whether directly to Landlord, its agents, or to a lock box) or wire transfer, Tenant acknowledges and agrees that the cashing of such check or acceptance of such wire shall be considered inadvertent and not be construed as creating a month-to-month tenancy, provided Landlord refunds such payment to Tenant promptly upon learning that such check has been cashed or wire transfer received. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. Tenant agrees that any proceedings necessary to recover possession of the Premises, whether before or after expiration of the applicable Lease Term, shall be considered an action to enforce the terms of this Lease for purposes of the awarding of any attorney's fees in connection therewith.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of **Exhibit G**, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any

other information reasonably requested by Landlord or Landlord's current or prospective mortgagee. Any such certificate may be relied upon by any current or prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the applicable Lease Term, Landlord may require Tenant, and to the extent applicable, any guarantor(s), to provide Landlord with a current audited financial statement and audited financial statements of the two (2) years prior to the current financial statement year. Such statements shall be delivered by Tenant and such guarantor(s) to Landlord within fifteen (15) days after Landlord's written request therefor and be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant or such guarantor(s), shall be audited by an independent certified public accountant with copies of the auditor's statement, reflecting Tenant's or such guarantor(s)', as applicable, then-current financial condition in such form and detail as Landlord may reasonably request. The failure of Tenant and any such guarantor(s) to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant and such guarantor(s) that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases (which may include, without limitation, a subordination, non-disturbance and attornment agreement on Landlord's lender's standard form, duly executed and acknowledged by Tenant). Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 **Events of Default.** The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, where such failure is not cured within three (3) days after Notice that such amount is past due; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of sixty (60) days after written notice thereof from Landlord to Tenant; or

19.1.3 To the extent permitted by Applicable Laws, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4 Abandonment (pursuant to Applicable Law) of the Premises by Tenant; or

19.1.5 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than three (3) business days after notice from Landlord; or

19.1.6 Tenant's failure to occupy the Additional Premises within thirty (30) business days after the applicable Additional Premises Commencement Date.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Applicable Laws.

19.2 **Remedies Upon Default.** Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all

of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the applicable Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.

The term "**rent**" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "**worth at the time of award**" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by Applicable Laws. As used in Paragraph 19.2.1(iii) above, the "**worth at the time of award**" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any Applicable Laws or other provision of this Lease), without prior demand or notice except as required by Applicable Laws, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 **Subleases of Tenant**. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 **Form of Payment After Default.** Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5 **Efforts to Relet.** No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any Applicable Laws to redeem or reinstate this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the applicable Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.

ARTICLE 21

SECURITY DEPOSIT

Landlord and Tenant acknowledge and agree that, in accordance with the Prior Lease, Landlord is currently holding a security deposit equal to Forty-Five Thousand Eighty-Four and 26/100 Dollars ($45,084.26) (the "**Existing Security Deposit**"), as security for the faithful performance by Tenant of the terms, covenants and conditions of the Prior Lease. Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord an amount equal to Seventy-Three Thousand Nine Hundred Ninety-Seven and 27/100 Dollars ($73,997.27) which shall be held by Landlord with the Existing Security Deposit as security for the faithful performance by Tenant of all of its obligations under this Lease (together with the Existing Security Deposit, collectively, the "**Security Deposit**")which shall be equal to the amount set forth in Section 8 of the Summary. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the final Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under Section 1950.7 of the California Civil Code, any successor statue, and all other provisions of law, now or hereafter in effect, including, but not limited to, any provision of law which (i) establishes the time frame by which a landlord must refund a security deposit under a lease, or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant, or to clean the subject premises. Tenant acknowledges and agrees that (A) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Article 21, above, and (B) rather than be so limited, Landlord may claim from the Security Deposit (*x*) any and all sums expressly identified in this Article 21, above, and (*y*) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant's default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1 **Full Floors.** Subject to Landlord's prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2 **Multi-Tenant Floors.** If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.

23.3 **Prohibited Signage and Other Items.** Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4 **Building Directory**. At Landlord's sole cost, Tenant shall have the right to one (1) strip for each 1,000 rentable square feet of the Premises on the Building directory, to display Tenant's name and location in the Building, and the names of Tenant's principal employees.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any federal, state, county or municipal law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, including, without limitation, any such laws, statutes, ordinances, rules, regulations or requirements relating to hazardous materials or substances, as those terms are defined by such applicable laws, statutes, ordinances, rules, regulations or requirements now or hereafter in effect (collectively, "**Applicable Laws**"). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (I) Tenant's use of the Premises, (II) the Original Improvements, the Alterations or the Tenant Improvements, or (III) the Base Building and Common Areas, but as to the Base Building and Common Areas, only to the extent such obligations are triggered by the Original Improvements, Alterations or Tenant Improvements, or Tenant's specific manner of use of the Premises (as opposed to mere general office use). Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply with such standards or

regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with Applicable Laws. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Base Building and Common Areas, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises (or its legal equivalent), or would unreasonably and materially affect the safety of Tenant's employees or create a significant health hazard for Tenant's employees. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.5 above.

For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp designated by Landlord; and (b) pursuant to Article 24 above, Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs within the Premises to correct violations of construction-related accessibility standards disclosed by such CASp inspection; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements, alterations, modifications and/or repairs to the Project (outside the Premises) to correct violations of construction-related accessibility standards disclosed by such CASp inspection, then Tenant shall, at Landlord's option, either (i) perform such improvements, alterations, modifications and/or repairs at Tenant's sole cost and expense, or (ii) reimburse Landlord upon demand, as Additional Rent, for the out-of-pocket cost to Landlord of performing such improvements, alterations, modifications and/or repairs.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due

hereunder. Notwithstanding the foregoing, Tenant shall be entitled to notice upon the expiration of a five (5) day cure period prior to imposition of any late charge under this Article 25 one (1) time per twelve (12) month period; after such written notice has been provided to Tenant in a twelve (12) month period, Tenant shall not be entitled to any further notice prior to imposition of a late charge under this Article 25 in such twelve (12) month period. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate ("**Interest Rate**") per annum equal to the lesser of (i) the annual "**Bank Prime Loan**" rate cited in the Federal Reserve Statistical Release Publication H.15 (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by Applicable Laws.

ARTICLE 26

LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 **Landlord's Cure.** All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 **Tenant's Reimbursement.** Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures reasonably made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to Applicable Laws, including, without limitation, all out-of-pocket legal fees and other reasonable amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the applicable Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon no less than twenty-four (24) hours' prior notice (which may be verbal) to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or

tenants, or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building's systems and equipment, provided that Landlord shall use commercially reasonable efforts to perform any such entries in a manner designed to minimize disruption to Tenant's use and occupancy of the Premises. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform routine services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) as permitted by this Lease, perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and shall take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right in accordance with Applicable Law, to use any reasonable means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

28.1 **Tenant Parking Passes**. Tenant shall have the right (but not the obligation) to rent from Landlord, commencing on (i) the Original Premises Commencement Date, up to the amount and type of parking passes set forth in Section 9 of the Summary allocated to the Original Premises, provided that Tenant shall have the obligation to rent from Landlord, the Original Premises Must-Take Passes set forth in Section 9 of the Summary, and (ii) the Additional Premises Commencement Date, up to the amount and type of parking passes set forth in Section 9 of the Summary allocated to the Additional Premises, provided that Tenant shall have the obligation to rent from Landlord, the Additional Premises Must-Take Passes set forth in Section 9 of the Summary, all on a monthly basis throughout the applicable Lease Term pertaining to such allocation, which parking passes shall pertain to the Project parking facilities serving the Project. Tenant may change the number of parking passes rented pursuant to this Article 28 upon thirty (30) days prior written notice to Landlord, provided that in no event shall Tenant be entitled to rent more than amount and type of parking passes allotted to Tenant as set forth in Section 9 of the Summary. Tenant shall pay to Landlord for automobile parking passes on a monthly basis the prevailing rate charged from time to time at the location of such parking passes which rate includes any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the Project parking facilities by Tenant. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Project parking facilities where the parking passes are located, including any sticker or other identification system

established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such reasonable rules and regulations and Tenant not being in default under this Lease beyond applicable notice and cure periods expressly set forth in this Lease.

28.2 **Other Terms**. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facilities at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project parking facilities for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord shall use commercially reasonable efforts to cause any such work to be conducted in a manner designed to minimize inconvenience to the Tenant Parties. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.

28.3 **Parking Procedures**. The parking passes initially will not be separately identified; however Landlord reserves the right in its sole and good faith discretion to separately identify by signs or other markings the area to which Tenant's parking passes relate. Landlord shall have no obligation to monitor the use of such parking facilities, nor shall Landlord be responsible for any loss or damage to any vehicle or other property or for any injury to any person. Tenant's parking passes shall be used only for parking of automobiles no larger than full size passenger automobiles, sport utility vehicles or pick-up trucks only during the hours that Tenant and/or its personnel are conducting business operations from the Premises; provided, however, occasional overnight parking associated with Tenant's or its personnel's conduct of business from the Premises shall be permitted, subject to Tenant's and/or its personnel's compliance with Landlord's rules related to such overnight parking. Tenant shall comply with all reasonable rules and regulations which may be adopted by Landlord from time to time with respect to parking and/or the parking facilities servicing the Project. Tenant shall not at any time use more parking spaces than the number of parking passes allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project parking facilities not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. All trucks (other than pick-up trucks) and delivery vehicles shall be (i) parked at the loading dock of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects in its sole and good faith discretion or is required by any Applicable Laws to limit or control parking, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 **Terms; Captions.** The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 **Binding Effect.** Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 **No Air Rights.** No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

29.4 **Modification of Lease.** Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever commercially reasonable documents are reasonably required therefor and to deliver the same to Landlord within fifteen (15) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a commercially reasonable short form of Lease and deliver the same to Landlord within fifteen (15) days following the request therefor.

29.5 **Transfer of Landlord's Interest.** Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease arising from and after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder arising after the date of transfer, provided that such transferee shall have fully assumed and agreed to be liable for all obligations of this Lease to be performed by Landlord from and after the date of such transfer, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6 **Prohibition Against Recording.** Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 **Landlord's Title.** Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 **Relationship of Parties.** Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 **Application of Payments.** Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 **Time of Essence.** Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 **Partial Invalidity.** If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by Applicable Laws.

29.12 **No Warranty.** In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 **Landlord Exculpation; Mutual Waiver of Consequential Damages.** The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future members, partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any Landlord

Parties have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. Similarly, except with respect to Tenant's violations of the provisions of this Lease regarding Hazardous Materials, Alterations and Tenant's holding over in the Premises following the expiration or sooner termination of this Lease, Tenant shall not be liable under any circumstances for injury or damage to, or interference with, Landlord's business, including, but not limited to, loss of profits, loss of revenues (not including, however, loss of rents), loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 **Entire Agreement.** It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 **Right to Lease.** Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the applicable Lease Term, occupy any space in the Building or Project.

29.16 **Force Majeure.** Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant's obligations under Articles 5 and 24 of this Lease (collectively, a "**Force Majeure**"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

29.17 **Waiver of Redemption by Tenant.** Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

29.18 **Notices.** All notices, demands, statements, designations, approvals or other communications (collectively, "**Notices**") given or required to be given by either party to the other hereunder or by Applicable Laws shall be in writing, shall be (A) delivered by a nationally

recognized overnight courier, or (B) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) the date the overnight courier delivery is made, or (ii) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by a method permitted under (A) or (B) above, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Tenant and Landlord must be sent, transmitted, or delivered, as the case may be, to the addresses set forth in Sections 10 and 11, respectively, of the Summary.

29.19 **Joint and Several.** If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 **Authority; Tenant Representation.** Landlord and Tenant hereby represent and warrants that such entity is a duly formed and existing entity qualified to do business in California and that each person signing this Lease on behalf of such entity has full right and authority to execute and deliver this Lease. Tenant shall, within ten (10) days after written request by Landlord, deliver to Landlord satisfactory evidence of such authority and upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of formation and (ii) qualification to do business in California. Tenant hereby represents to Landlord that neither Tenant nor any members, partners, subpartners, parent organization, affiliate or subsidiary, or their respective officers, directors, contractors, agents, servants, employees, invitees or licensees (collectively, "**Tenant Individuals**"), to Tenant's current actual knowledge, appears on any of the following lists (collectively, "**Government Lists**") maintained by the United States government:

29.20.1The two (2) lists maintained by the United States Department of Commerce (Denied Persons and Entities; the Denied Persons list can be found at https://www.bis.doc.gov/index.php/the-denied-persons-list; the Entity List can be found at http://www.bis.doc.gov/entities/default.htm);

29.20.2The list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons, which can be found at https://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx);

29.20.3The two (2) lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties; the State Department List of Terrorists can be found at https://www.state.gov/j/ct/rls/other/des/123085.htm; the List of Debarred Parties can be found at http://www.pmddtc.state.gov/compliance/debar.html); and

29.20.4Any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the rules and regulations of the Office of Foreign Assets Control, United States Department of Treasury, or by any other government or agency thereof.

Should any Tenant Individuals appear on any Government Lists at any time during the applicable Lease Term, Landlord shall be entitled to terminate this Lease by written notice to Tenant effective as of the date specified in such notice.

29.21 **Attorneys' Fees.** In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys', experts' and arbitrators' fees and costs, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 **Governing Law; WAIVER OF TRIAL BY JURY.** This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 **Submission of Lease.** Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 **Brokers.** Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "**Brokers**"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25 **Independent Covenants.** This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby

expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 **Project or Building Name and Signage.** Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 **Counterparts.** This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 **Confidentiality.** Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, advisors, agents, employees, and space planning consultants who need to know such information in connection with Tenant's interest in this Lease, provided that Tenant shall be liable for a breach of the terms of this Section 29.28 by any of the foregoing persons or entities.

29.29 **Transportation Management**. Tenant shall comply with all present or future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.30 **Building Renovations.** It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the applicable Lease Term renovate, improve, alter, or modify (collectively, the "**Renovations**") the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building Common Areas and tenant spaces, (ii) modifying the Common Areas and tenant spaces to comply with Applicable Laws, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Common Areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions

of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions. Landlord agrees to use commercially reasonable efforts to perform any such Renovations in a manner designed to minimize disruption to Tenant's use and occupancy of the Premises for the Permitted Use.

29.31 **No Violation.** Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

29.32 **Communications and Computer Lines.** Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "**Lines**") at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, use a qualified contractor reasonably approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all Applicable Laws, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith, including any fees charged by Landlord for Tenant's use of the Building's telecommunications capacity in excess of Tenant's pro rata share thereof. Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant's sole cost and expense, remove any Lines installed by or on behalf of Tenant located in or serving the Premises prior to the expiration or earlier termination of this Lease. In the event that Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Lines, Landlord may do so and may charge the cost thereof to Tenant. In addition, Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed by or on behalf of Tenant in violation of these provisions, or which are at any time in violation of any Applicable Laws or represent a dangerous or potentially dangerous condition.

29.33 **Intentionally Omitted.**

29.34 **Office and Communications Services.**

29.34.1 **The Provider**. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord ("**Provider**"). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.

29.34.2 **Other Terms**. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

29.35 **The Other Improvements**. If portions of the Project or property adjacent to the Project (collectively, the "**Other Improvements**") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Direct Expenses, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease.

29.36 **Reasonableness**. Except for (i) matters for which there is a standard of consent or discretion specifically set forth in this Lease, (ii) matters which could have an adverse effect on the Base Building, or which could affect the exterior appearance of the Building, or (iii) matters covered by Article 4 (Additional Rent), Article 10 (Insurance), or Article 19 (Defaults; Remedies) of this Lease (collectively, the "**Excepted Matters**"), any time the consent of Landlord or Tenant is required under this Lease, such consent shall not be unreasonably withheld, conditioned or delayed, and, except with regard to the Excepted Matters, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

29.37 **Termination of Prior Lease**. Upon the Original Premises Commencement Date, the Prior Lease shall automatically terminate and be of no further force or effect and Landlord and Tenant shall be relieved of their respective obligations under the Prior Lease, except for those obligations set forth in the Prior Lease which (i) specifically survive the expiration or earlier termination of the Prior Lease (including, without limitation, the payment by Tenant of all amounts owed by Tenant under the Prior Lease prior to the Original Premises Commencement Date), and/or (ii) pertain to any period prior to the Original Premises Commencement Date.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"Landlord":

DUESENBERG INVESTMENT COMPANY, LLC,
a California limited liability company

By TOPA PROPERTY GROUP, INC.,
a California corporation,
as Agent for Landlord

By: [signature]

Name: Chris Greco

Its: CFO

Date: 11/25/2019

"Tenant":

FAT BRANDS INC.,
a Delaware corporation

By: [signature]

Name: Andrew A. Wiederhorn

Its: CEO

FAT BRANDS INC CORPORATE SEAL 2017 DELAWARE

EXHIBIT A

9720 WILSHIRE

OUTLINE OF PREMISES

Suite 500 Premises


Stevenson Systems
Suite 500 - Final Tenant
9720 Wilshire
11.7.16
5

Suite 210 Premises


Stevenson
Systems
Suite 210 - Final Tenant
ID
Suite USF
Corr.Ext.
Total USF
Target RSF
Current RSF
LED
12.6.16
9720 Wilshire
9720 Wilshire Boulevard
Beverly Hills, CA 90212
2

Additional Premises



Stair No.2
PHXX
Stair No.1
Elev 1-2
Men
Women
Fan Rm
Stevenson Systems
Final Composite Drawing
9720 Wilshire

EXHIBIT B

9720 WILSHIRE

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the tenant improvements in the Suite 500 Premises and the Additional Premises, in sequence, as such issues will arise during the actual construction of the Suite 500 Premises and the Additional Premises. All references in this Tenant Work Letter to Articles or Sections of "**this Lease**" shall mean the relevant portions of Articles 1 through 29 of the Amended and Restated Office Lease to which this Tenant Work Letter is attached as **Exhibit B** and of which this Tenant Work Letter forms a part, all references in this Tenant Work Letter to the "**Premises**" shall mean the Suite 500 Premises and the Additional Premises, and all references in this Tenant Work Letter to Sections of "**this Tenant Work Letter**" shall mean the relevant portion of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

LATE DELIVERY REMEDY

The Additional Premises shall be delivered to Tenant on the Delivery Date and Tenant shall accept the Additional Premises from Landlord, in its presently existing "as is" condition. If the Delivery Date for the Additional Premises fails to occur on or before August 31, 2020, which date shall be extended on a day-for-day basis to the extent of delays caused by any acts or omissions of Tenant and/or Tenant's Agents (as that term is defined in Section 4.1.2 of this Tenant Work Letter) (including, without limitation, Tenant's failure to timely provide any approval or consent required herein), and/or any events of Force Majeure (as extended, the "**Outside Delivery Date**"), then, Tenant's sole remedy for such failure at law and in equity shall be to receive one (1) day of Base Rent abatement for the Additional Premises for each day following the Outside Delivery Date until such Delivery Date occurs. Any such Base Rent abatement shall be applied following the expiration of the Base Rent Abatement Period until exhausted. Any such per day Base Rent abatement amount hereunder shall be calculated by dividing the annualized Base Rent with respect to the Additional Premises that otherwise would be due during the first (1st) twelve (12) months of the Additional Premises Lease Term (without considering the Base Rent Abatement) by 365 (i.e., $1,397.61 per day).

SECTION 2

TENANT IMPROVEMENTS

2.1 **Tenant Improvement Allowance**. Tenant shall be entitled to a one-time tenant improvement allowance (the "**Tenant Improvement Allowance**") in the amount of $184,470.00 (i.e., $15.00 per rentable square foot of the Premises) for the costs relating to the initial design and construction of Tenant's improvements, which are permanently affixed to the Premises (the "**Tenant Improvements**"). In addition to the Tenant Improvement Allowance, Tenant shall be

entitled to a space planning allowance (the "**Space Planning Allowance**") in an amount up to Fifteen Cents ($0.15) per rentable square foot of the Premises (i.e., $1,844.70) toward the costs incurred by Tenant for the Final Space Plan (as defined in Section 3.2 below). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance and/or the Space Planning Allowance, as applicable. Any unused portion of the Tenant Improvement Allowance and/or the Space Planning Allowance remaining as of the date that is twelve (12) months following the Additional Premises Commencement Date (the "**Allowance Deadline**"), shall remain with Landlord and Tenant shall have no further right thereto.

2.2 **Disbursement of the Tenant Improvement Allowance**.

2.2.1 **Tenant Improvement Allowance Items**. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "**Tenant Improvement Allowance Items**"):

2.2.1.1 Payment of the fees of the Architect and the Engineers (as those terms are defined in Section 3.1 of this Tenant Work Letter), which fees shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $5.00 per rentable square foot of the Premises, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the Construction Drawings (as that term is defined in Section 3.1 of this Tenant Work Letter);

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors' fees and general conditions;

2.2.1.4 The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "**Code**");

2.2.1.6 Intentionally Omitted;

2.2.1.7 Sales and use taxes; and

2.2.1.8 All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

2.2.2 **Disbursement of Tenant Improvement Allowance**. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the

Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1 **Monthly Disbursements**. On or before the day of each calendar month, as determined by Landlord, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment to Tenant , in a form(s) to be provided by Landlord (which may include, without limitation, AIA form G702, AIA form G703 and/or such other forms and schedules as may be required by Landlord), showing, on a line-item basis, the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed, and such other details of construction as Landlord may require; (ii) invoices from all of Tenant's Agents, and from the Architect and the Engineers for labor rendered with respect to, and materials delivered to, the Premises; (iii) executed unconditional mechanic's lien releases from all of Tenant's Agents, the Architect and the Engineers which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132, 8134, 8136, and 8138, as applicable; and (iv) all other information reasonably requested by Landlord (which may include, without limitation, a subordination, non-disturbance and attornment agreement on Landlord's lender's standard form, duly executed and acknowledged by Tenant, and any other documents or items reasonably required by Landlord's lender). Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "**Final Retention**"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Approved Working Drawings (as that term is defined in Section 3.4 below), or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

2.2.2.2 **Final Retention**. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 8134 and Section 8138, (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building, (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed, (iv) Tenant delivers to Landlord a true and correct copy of the final and unconditional certificate of occupancy or, if appropriate, temporary certificate of occupancy, where applicable and required for legal occupancy, for the Premises, issued without restriction by the appropriate governmental authority having jurisdiction over the Premises, (v) Tenant is then in occupancy or possession of the Premises, has accepted the Premises and is paying rent under this Lease (subject to any rent abatement right expressly set forth in this Lease) without

offset, credit or defense, and all work to be performed by Landlord under this Tenant Work Letter shall have been completed and accepted by Tenant, and (vi) Tenant shall have duly executed and delivered to Landlord a tenant estoppel certificate in the form of **Exhibit G** attached to this Lease or such other form reasonably satisfactory to Landlord and Landlord's lender, if applicable, verifying, ***inter alia***, the satisfaction of the conditions in (v) above.

2.2.2.3 **Other Terms**. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of this Lease.

2.3 **Removal of Above Standard Tenant Improvements**. "**Above Standard Tenant Improvements**" shall mean any Tenant Improvements that Landlord desires to be removed from the Premises on or before the expiration or earlier termination of this Lease. If so directed by Landlord prior to the end of the Lease Term (which for purposes of this Tenant Work Letter shall mean and refer to the Lease Term with respect to the Additional Premises and the Suite 500 Premises), Tenant, at its sole cost and expense, shall remove from the Premises any Above Standard Tenant Improvements designated by Landlord, and shall replace such designated Above Standard Tenant Improvements to be removed with Building standard tenant improvements. Such removal and replacement of Above Standard Tenant Improvements shall be performed promptly and shall be completed by Tenant on or before the end of the Lease Term if notice of removal is given at least thirty (30) days prior to the end of the Lease Term, and if Tenant fails to remove and/or replace any Above Standard Tenant Improvements, Landlord may do so and Tenant shall reimburse Landlord for the cost of such removal and/or replacement.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 **Selection of Architect/Construction Drawings**. Tenant shall retain the architect/space planner selected by Tenant (the "**Architect**"), subject to Landlord's prior written approval, to prepare the Construction Drawings. Tenant shall retain the engineering consultants designated by Landlord (the "**Engineers**") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "**Construction Drawings.**" All Construction Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord's approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or

Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2 **Final Space Plan**. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the "**Final Space Plan**") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

3.3 **Final Working Drawings**. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the Final Working Drawings (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "**Final Working Drawings**") and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith. In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base Building (as contrasted with the Tenant Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes upon receipt of bills therefor. Tenant shall pay all direct architectural and/or engineering fees in connection therewith, plus a percentage of the cost of such work sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

3.4 **Approved Working Drawings**. The Final Working Drawings shall be approved by Landlord (the "**Approved Working Drawings**") prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the

same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 **Tenant's Selection of Contractors**.

4.1.1 **The Contractor**. Tenant shall retain, subject to Landlord's prior written approval, which approval may be withheld in Landlord's sole and absolute discretion, a general contractor ("**Contractor**") to construct the Tenant Improvements.

4.1.2 **Tenant's Agents**. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "**Tenant's Agents**") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, provided that Tenant shall be required to employ Landlord's designated subcontractor for all fire life-safety work performed in connection with the construction of the Tenant Improvements. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.

4.2 **Construction of Tenant Improvements by Tenant's Agents**.

4.2.1 **Construction Contract; Cost Budget**. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "**Contract**"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.8, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "**Final Costs**"). Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount (the "**Over-Allowance Amount**") equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant to Landlord

immediately as an addition to the Over-Allowance Amount or at Landlord's option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord's approval, prior to Tenant paying such costs.

4.2.2 **Tenant's Agents**.

4.2.2.1 **Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work**. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, subcontractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades to be engaged in performing other work, labor or services in or about the Building or the Common Areas.

4.2.2.2 **Indemnity**. Tenant's indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2.3 **Requirements of Tenant's Agents**. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Additional Premises Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to

the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4 **Insurance Requirements**.

4.2.2.4.1 **General Coverages**. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2 **Special Coverages**. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.3 **General Terms**. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

4.2.3 **Governmental Compliance**. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other Applicable Laws, as each may apply

according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

4.2.4 **Inspection by Landlord**. Subject to Article 27 of this Lease, Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

4.2.5 **Meetings**. Commencing upon the execution of this Lease, Tenant shall hold meetings at a reasonable time and frequency, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location reasonably approved by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. One such meeting each month shall include the review of Contractor's current request for payment.

4.3 **Notice of Completion; Copy of Record Set of Plans**. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

MISCELLANEOUS

5.1 **Tenant's Representative**. Tenant has designated Andrew Wiederhorn as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2 **Landlord's Representative**. Landlord has designated Randy Lawrence as "**Project Manager**" who shall have full authority and responsibility to act on behalf of Landlord as required by this Tenant Work Letter. Landlord shall not be responsible for any statement, representation or agreement made between Tenant and the Contractor or any subcontractor. It is hereby expressly acknowledged by Tenant that such Contractor is not Landlord's agent and has no authority whatsoever to enter into agreements on Landlord's behalf or otherwise bind Landlord. The Project Manager will furnish Tenant Landlord's approvals or disapprovals of all documents to be prepared by Tenant pursuant to this Tenant Work Letter and changes thereto.

5.3 **Time of the Essence in This Tenant Work Letter**. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4 **Tenant's Lease Default**. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

5.5 **Parking and Services**. The Contractor, the Architect, and Tenant's Agents (collectively, the "**Permitted Users**") shall receive, free of charge, unreserved parking passes (or parking validations in lieu of parking passes) for parking in the Project parking facility in sufficient quantity for the use by the Permitted Users during, and only in connection with, the design and construction of the Tenant Improvements, and/or Tenant's relocation to the Additional Premises. Additionally, during the period of construction of the Tenant Improvements, neither Tenant, the Contractor, the Architect or Tenant's Agents shall be charged for, directly or indirectly, restrooms, water, electricity during Building Hours, HVAC usage during Building Hours, elevator usage during Building Hours, or freight elevator usage during Building Hours.

EXHIBIT C

9720 WILSHIRE

NOTICE OF LEASE TERM DATES

To: ______________________
____
____
____

Re: Amended and Restated Office Lease dated ____________, 20__ between ____________________, a ____________________ ("Landlord"), and ____________________, a ____________________ ("Tenant") concerning Suite ______ on floor(s) __________ of the office building located at ____________________, __________________, California.

Ladies and Gentlemen:

In accordance with the Amended and Restated Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

1. The Lease Term shall commence on or has commenced on ______________ for a term of __________________ ending on __________________.

2. Rent commenced to accrue on __________________, in the amount of ________________.

3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4. Your rent checks should be made payable to __________________ at ____________________.

5. The exact number of rentable square feet within the Premises is ____________ square feet.

6. Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is _______%.

"Landlord":

______________________________,
a ____________________________

By: __________________________
Its: _____________________

Agreed to and Accepted
as of ____________, 20___.

"Tenant":

____
a ____________________

By: __________________________
Its: _________________________

EXHIBIT D

9720 WILSHIRE

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall return to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on

supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's prior written consent.

10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any hazardous materials used or kept on the Premises.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, firearms or, except in areas designated by Landlord, bicycles or other vehicles (other than automobiles in the parking areas).

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all Applicable Laws.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Smoking", as used herein, shall be deemed to include the use of e-cigarettes, smokeless cigarettes and other similar products. All rules and regulations set forth in this **Exhibit D** applicable to smoking also apply to the use of e-cigarettes, smokeless cigarettes and other similar products.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Los Angeles, California without violation of any Applicable Laws governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time to the satisfaction of

Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant's sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with all applicable "**NO-SMOKING**" or similar ordinances. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building.

27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be

circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Applicable Laws.

28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

32. Tenant shall not purchase spring water, towels, janitorial or maintenance or other similar services from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with the security and proper operation of the Building.

33. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT E

9720 WILSHIRE

MINIMUM BUILDING STANDARDS FOR TENANT IMPROVEMENTS

Tenant Space

I. Floor Covering

- Carpet – Patcraft – Broadloom – pd Q2 (Best foot forward, Night Moves, Strut Your Stuff, Color Your World, Headlines II, Famous Last Words II, Twist & Shout II)

  Modular – Infinite Wisdom Collection
  Broadloom – Encore (Sabre, Windswept)
- VCT – Armstrong – Excelon
- Base – Burke – Rubber Base

II. Acoustical Ceiling

- Donn Fine Lind Grid with Ultima Tile

III. Window Covering

- Window Covering – Headrails 3 ½ inch Space, Anodized with 3 ½ Inch Flat Perforated White Vertical Vanes

IV. Electrical

- All Kitchen Appliances need a separate circuit.
- All wiring entering or leaving tenants space shall be in conduit.
- All floor or deck penetrations shall be in conduit from point to point, no open wiring and penetrations shall be properly sealed with a 2 hour rated approved sealant.

V. Doors/Hardware

- Door Manufacturer - VT Industries, Inc.
- Veneer - White Oak
- Cut - Rift Cut, Open Grain
- Grade – A Grade Controlled Wood
- Finish 20% Sheen Satin Clear
- Frame - Aluminum

- Tenant Locksets – SL9453L06A626 Schlage Mortise Lockset Satin Chrome SL9010L06A626 Schlage Passage Latchset Satin Chrome

- Keyway – 6 Pin "C" Schlage
- Closer – LCN P4041 Tripac Aluminum (Fire Rated) 4526D Finish SL9010L06A626 Schlage Passage Latchset Satin Chrome Keyway – 6 pin "C" Schlage
- Auto Flush Bolt – DCI #942
- Coordinator – Ivey #COR 52
- ABH Universal Coordinator - #3780
- Astaga C – Pemko #355CV
- Threshold – Pemko #271A
- DCI – Dust Proof Strike - #80
- Hagar Floor Stop - #241R

  Note: All hardware to be US26D

VI. Cabinetry

- Upper and Base Cabinetry – Plastic laminate over medium density particleboard at all exposed surfaces. Shelving to be Melamine or equal or all surfaces. Interior cabinet and shelving color to be whit unless plans denote differently. Cabinet exposed surfaces to be Standard Wilsonart, Nevmar, or Formica colors to be selected by Tenant.
- Countertops – Plastic laminate over medium density particleboard at all exposed surfaces with 4" backsplash and self-edge. Backsplash shall be covered at all sink locations. *Standard Wislonart, Nevmar, or Formica colors to be selected by Tenant.

VII. Plumbing

- Sink Just – 19X19 SBW Stainless Steel Sinks, single compartment or equivalent to meet ADA requirements
- Faucets – Delta #1100 – Or equivalent to meet ADA requirements
- Garbage Disposal – ISE#333 or equivalent
- Angle Stops under sink and Branch Lines to be Copper
- Water Heating Element – Insta-Hot with 1.0 gallon per minute inline flow control, 277 volt
- All kitchens to have floor drain with trap primer
- Any appliance that requires water supply shall have floor drain installed under or near with trap primer
- All water supply lines to appliances and sinks, etc shall have an automatic shutoff device installed. (Flood Stop)
- All appliances and devices water supply lines shall be installed in copper tubing. **NO PLASTIC PIPING IS ALLOWED.**

Landlord reserves the right to substitute any of the above-described materials with those of a similar quality and Tenant may substitute any of the above-described materials with those of similar quality, as reasonably approved by Landlord. Should Tenant desire to upgrade any of the items above, written notice must be given to Landlord for approval.

EXHIBIT F

9720 WILSHIRE

CONSTRUCTION RULES AND REGULATIONS

GENERAL INFORMATION

1. Standard Building Hours of Operation: Monday through Friday, 8:00 a.m. to 6 p.m., Saturday 9:00 a.m. to 1:00 p.m., excluding holidays. Contractors may start earlier. Contractor(s) shall advise Building Engineer of work schedule.

2. Standard Building HVAC Hours of Operation: Monday through Friday, 8:00 a.m. to 6 p.m., Saturday 9:00 a.m. to 1:00 p.m.

3. Construction Trash Bins/Dumpsters: Delivery time and placement of disposal trash bins, if allowed, shall be coordinated with, and approved by Building Management. It is the responsibility of the General Contractor to make sure the bin/dumpster is emptied often and the area around the disposal bin kept clean and free of construction debris.

4. Tenant Areas: Patios, walkways and landscape areas are for the exclusive use of the tenants and their clients, not construction personnel. Contractors may take breaks within the confines of the space they are performing working or off-site only.

5. **RADIOS, TAPE OR CD PLAYERS, ETC. ARE NOT ALLOWED ON THE JOB SITE.**

6. **SMOKING IS NOT PERMITTED ON THE JOBSITE.**

PARKING

1. All contractors, subcontractors, vendors, etc. may park in any of the available parking spaces located in the parking facility of the Building, in coordination with Building management. They may not, however, park in short term parking and/or block the entrances/exits of the building. Construction vehicles parking illegally, within the project, will be ticketed and/or towed at their expense.

CONSTRUCTION RULES & REGULATIONS

1. A certificate of insurance (see attached sample) must be provided to Property Management prior to commencement of work. If a certificate has not been provided, all work will be prohibited until certificate has been received.

2. All work should be done in strict conformance with the approved construction plans and specifications. All changes and/or alterations to approved drawings shall be resubmitted to ownership for written approval.

3. All work shall be performed in strict accordance with applicable city, county, state and federal laws, regulations and codes.

4. The General Contractor shall schedule a walk of the common areas with the Property Manager or Engineer prior to construction commencement.

5. Public corridor finishes (carpet, wall covering, doors and frames) shall be protected during construction by the use of paper, plastic and/or masonite. Damage to the finishes shall be repaired by Building Management and charged to the General Contractor as necessary.

6. Smoke detectors in the construction area and adjoining common areas shall be protected at the beginning and returned to normal service at the end of each workday by the General Contractor.

7. Any and all excessively noisy operations, including but not limited to core drilling, concrete cutting, grinding, jack hammering, carpet tack strip installation, power driven fasteners shot to floor or ceiling shall be performed prior to 8 a.m. and/or after 6 p.m. **NO EXCEPTIONS**

8. Neither Ownership nor Building Management accepts any liability for lost or stolen materials and/or tools.

9. It is the responsibility of the General Contractor to make sure that the premises is kept clean on a daily basis. Trash and debris should be removed from the jobsite daily and the site left in broom clean condition.

10. Cabinetry, millwork, doors, etc. shall be finished off-site when possible. Odoriferous materials that cause a strong odor must be done between the hours of Saturday after 2:00 p.m. and Sunday before 12 noon. Building Management may request a Material Safety Data Sheet (MSDS) for use of such materials. The contractor must schedule all such work with the Building Management at least 48 hours in advance.

11. Unless otherwise specified, only a "Building Approved Contractor" may be used for work affecting HVAC, electrical, plumbing, fire sprinkler, life safety and/or air balance. The list of subcontractors may be obtained through Building Management.

12. A building engineer shall be present during a fire sprinkler drain/fill or fire life safety test is being performed. Building Management shall be notified in writing at least 24 hours in advance of the scheduled work.

13. Work that requires entry into another tenant's space must be scheduled through Building Management. Management will contact the tenant and obtain their approval beforehand. Any such work will need to be performed at that tenant's convenience.

14. No materials, tools, carts, etc. shall be stored in any stairwell, public corridor, electrical or mechanical rooms at any time.

15. Building Management reserves the right to inspect the job site at any time and to order work to be stopped immediately, if it is deemed to be in violation of the Building Construction Rules.

16. Final construction clean up shall include the following:

    a. Remove all construction debris.
    b. Clean all interior glass.
    c. Clean light fixtures.
    d. Clean, repair and/or rework all mini blinds existing and new.
    e. Clean interior and exterior of new and existing cabinetry.
    f. Wipe down doors, frames and hardware.
    g. Vacuum carpet.

17. Within three (3) weeks of job completion a close out package containing the following should be sent to building management:

    a. Mechanical and Electrical as-builts
    b. Architectural as-builts.
    c. Permit drawings for all trades.

OWNER INFORMATION

Duesenberg Investment Company
Topa Property Group, Inc.
1800 Avenue of the Stars, Suite 650
Los Angeles, CA 90067-4216
Phone: 310/203-9199 Fax: 310/286-1817

BUILDING MANAGEMENT

Topa Property Group, Inc.
1800 Avenue of the Stars, Suite 650
Los Angeles, CA 90067

Contacts:
Britton Rose, Senior Property Manager
Dan Glick, Chief Engineer

EXHIBIT G

9720 WILSHIRE

FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Amended and Restated Office Lease (the "Lease") made and entered into as of __________, 20__ by and between ______________ as Landlord, and the undersigned as Tenant, for Premises on the ____________ floor(s) of the office building located at ____________, ________________, California __________, certifies, as of the date hereof, as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on _________, and the Lease Term expires on __________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on ___________.

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through __________. The current monthly installment of Base Rent is $____________________.

8. To the undersigned's actual knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10. To the undersigned's actual knowledge, there are no existing defenses or offsets, or claims or any basis for a claim, that the undersigned has against Landlord.

11. If Tenant is a corporation, limited liability company or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14. To the undersigned's actual knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at ______________ on the ____ day of ____________, 20__.

"Tenant":

____________________________,

a ____________________________

By: ______________________

Its: ________________

By: ______________________

Its: ________________